Exhibit 99.1

NetScout Systems Reports Financial Results for Third Quarter Fiscal Year 2011

Revenue up Year-over-Year: 8% GAAP, 7% Non-GAAP

Net Income up Year-over-Year: 30% GAAP, 28% Non-GAAP

WESTFORD, Mass.--(BUSINESS WIRE)--January 20, 2011--NetScout Systems, Inc. (NASDAQ: NTCT):

Q3 FY 2011
	GAAP	Non-GAAP
Revenue	$76.3 million	$76.2 million
Net income	$11.1 million	$13.2 million
Net Income per share	$0.26	$0.31

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its third quarter of fiscal year 2011 ended December 31, 2010.

Total GAAP revenue for the third quarter was $76.3 million. Non-GAAP revenue for the third quarter was $76.2 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue on a GAAP basis was $43.0 million, and service revenue was $33.3 million. Non-GAAP product revenue was $42.9 million, and non-GAAP service revenue was $33.3 million.

GAAP net income for the third quarter was $11.1 million, or net income per diluted share of $0.26. GAAP income from operations was $16.2 million. On a non-GAAP basis, net income for the quarter was $13.2 million, or $0.31 per diluted share, and non-GAAP income from operations was $19.7 million.

“Non-GAAP revenue increased 10% sequentially and 7% year-over-year, producing strong operating margins at 26%, near the top of our target operating margin range,” said Anil Singhal, President and CEO of NetScout Systems. “We are pleased with the strong growth in our enterprise sector, including financial customers, with a 20% increase in new business bookings over the third quarter of last year, resulting in year-to-date growth of new business bookings from our enterprise customers of 29%. We remain focused on strong opportunities for growth in both wireless service provider and enterprise sectors,” added Anil Singhal. “As we enter our fiscal fourth quarter, we are reaffirming and tightening the range of the full year guidance that we originally issued in April 2010.”

Financial and Company Highlights for the Third Quarter Fiscal Year 2011:

  GAAP revenue increased 8% year-over-year and increased 10% sequentially. Non-GAAP revenue increased 7% year-over-year and increased 10% sequentially.
  GAAP product revenue increased 5% year-over-year and increased 15% sequentially. Non-GAAP product revenue increased 5% year-over-year and increased 16% sequentially.
  GAAP and non-GAAP service revenue increased 11% year-over-year and increased 4% sequentially.
  GAAP operating margin was 21%, up one point from 20% a year ago and up two points sequentially. Non-GAAP operating margin was 26%, up two points from 24% a year ago and up three points sequentially.
  As of December 31, 2010 cash and cash equivalents and short and long-term marketable securities were $210.2 million, up $14.2 million from $196.0 million as of the end of the prior quarter. Year-over-year, the increase was $58.9 million, up from $151.3 million as of December 31, 2010.
  During the quarter NetScout released enhancements to the nGenius Service Assurance Solution for wireless carriers supporting new LTE/SAE (Long Term Evolution/System Architecture Evolution) and EPC (Evolved Packet Core) protocols, including incremental support for CDMA2000, and a broad range of KPIs, extending the ability to support all-IP mobile deployments ranging from 2.5G, 3G and LTE/EPC networks.
  NetScout introduced its next generation deep packet analysis technology called Adaptive Session Intelligence that will reveal a more comprehensive end-to-end view of user experience and management of service delivery across complex multi-domain and cloud environments.
  In November, NetScout hosted its annual user forums, “Engage” in San Francisco and Paris, with a record attendance of 300+ customers and resellers.
  NetScout’s nGenius Service Assurance Solution was recognized with the 4G LTE Visionary Award sponsored by the Technology Marketing Corporation.

Basis of Presentation

In September 2009, the Financial Accounting Standards Board amended the accounting principles related to revenue recognition for arrangements with multiple deliverables and arrangements that include software elements. NetScout early adopted the new accounting principles during the first quarter of fiscal 2011. The new accounting principles change how NetScout accounts for certain revenue arrangements that include hardware only elements as well as those that include both hardware and software elements; however, revenue arrangements received in fiscal years prior to 2011 are not affected by the new principles.

The impact of the new accounting principles is reflected in the current fiscal 2011 GAAP results presented, and excluded from our historical non-GAAP results. In addition non-GAAP revenue excludes the purchase accounting adjustment to record at fair value acquired deferred revenue. Non-GAAP income from operations excludes the purchase accounting adjustment to record at fair value acquired deferred revenue and the impact of the transition to the new software revenue recognition rules, as well as share-based compensation expenses, amortization of acquired intangible assets, and certain business development expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes.

Throughout fiscal 2011 NetScout will report current and historical, GAAP and non-GAAP results. Current GAAP and historical non-GAAP will be discussed in the quarterly press releases and accompanying investor conference calls because the Company believes they are the measures most meaningful to investors. Historical GAAP and current non-GAAP will be presented as part of a financial summary table in the press release for comparative purposes. Accordingly, the results discussed in this press release are presented as GAAP under the new, current accounting standards and as non-GAAP under the former, historical accounting standards. At a future date we will discontinue reporting of historical GAAP as the reporting rules allow and discontinue historical non-GAAP when non-GAAP reporting under the new accounting standards becomes more meaningful in the understanding of NetScout’s results of operations.

Financial Summary

	Q3 FY 2011 Current Accounting Standard		Q3 FY 2011 Historical Accounting Standard
	GAAP(1)	Non-GAAP	GAAP	Non-GAAP(1)
Revenue (in millions)	$76.3	$76.3	$76.2	$76.2
Earnings per share	$0.26	$0.31	$0.26	$0.31

(1) Measures discussed in the press release text

Guidance:

We are reiterating fiscal 2011 guidance but narrowing it with one quarter remaining. The guidance is within the range of the guidance originally issued in April 2010. Accordingly we expect current and historical GAAP and current and historical non-GAAP revenue to be in the range of $290 million to $294 million. This guidance implies that fourth quarter current and historical GAAP and current and historical non-GAAP revenue will be in the range of $78 to $82 million. Current and historical GAAP net income per diluted share is expected to be in the range of $0.83 to $0.87 and current and historical non-GAAP net income per diluted share between $1.01 and $1.05. Accordingly, implied fourth quarter current and historical GAAP net income per diluted share is expected to be between $0.21 and $0.25 and current and historical non-GAAP net income per diluted share is expected to be between $0.26 and $0.30.

NetScout uses non-GAAP results internally for reporting and business management as those results most closely reflect the underlying dynamics of the business and are most comparable to prior results. The fiscal year 2011 non-GAAP revenue expectation before and after the accounting change excludes the purchase accounting adjustment to fair value of approximately $130 thousand of Network General’s deferred revenue and the non-GAAP net income per diluted share expectation excludes the deferred revenue purchase accounting adjustment, as well as share-based compensation expenses of approximately $5.7 million, amortization of acquired intangible assets of approximately $5.9 million, certain business development expenses of approximately $900 thousand, and the related impact of these adjustments on the provision for income taxes of $4.8 million.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of deferred revenue, early adoption of new accounting principles, share-based compensation expenses, amortization of acquired intangible assets and certain business development expenses, as well as the related income tax effects.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during and following the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

As discussed above, Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS:

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 763-416-6912 for international callers and using conference ID: 36628420. A replay of the call will be available after 7:30 p.m. ET on January 20 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 36628420.

About NetScout Systems

NetScout Systems, Inc. is the market leader in Unified Service Delivery Management enabling comprehensive end-to-end network and application assurance. For 25 years, NetScout has delivered breakthrough packet-flow technology that provides trusted and comprehensive real-time network and application performance intelligence enabling unified assurance of the network, applications and users. These solutions enable IT staff to predict, preempt and resolve network and service delivery problems while facilitating the optimization and capacity planning of the network infrastructure. NetScout nGenius® and Sniffer® solutions are deployed at more than 20,000 of the world’s largest enterprises, government agencies, and service providers, on over 740,000 network segments to assure the network, applications, and service delivery to their users and customers. More information about NetScout Systems is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, including without limitation, the Company’s statements with respect to its patent pending technology for the packet flow analysis market and other planned new product releases, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2011 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue:
Product	$43,016	$40,774	$114,289	$99,796
Service	33,320	29,941	98,271	88,672
Total revenue	76,336	70,715	212,560	188,468

Cost of revenue:
Product	10,343	9,924	28,002	25,472
Service	5,749	5,481	16,972	14,974
Total cost of revenue	16,092	15,405	44,974	40,446

Gross profit	60,244	55,310	167,586	148,022

Operating expenses:
Research and development	10,145	9,181	29,734	27,069
Sales and marketing	27,022	26,328	77,832	69,806
General and administrative	6,356	5,475	17,478	15,309
Amortization of acquired intangible assets	476	490	1,430	1,471
Total operating expenses	43,999	41,474	126,474	113,655

Income from operations	16,245	13,836	41,112	34,367
Interest and other income (expense), net	(392)	(862)	(1,294)	(2,296)

Income before income tax expense	15,853	12,974	39,818	32,071
Income tax expense	4,752	4,433	13,324	11,207
Net income	$11,101	$8,541	$26,494	$20,864

Basic net income per share	$0.26	$0.21	$0.63	$0.52
Diluted net income per share	$0.26	$0.20	$0.62	$0.50
Weighted average common shares outstanding used in computing:
Net income per share - basic	42,105	40,684	41,946	40,463
Net income per share - diluted	43,173	42,041	42,836	41,657

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP Revenue	$76,336	$70,715	$212,560	$188,468
Product deferred revenue fair value adjustment	-	13	-	31
Service deferred revenue fair value adjustment	10	196	123	1,174
Non-GAAP Revenue	$76,346	$70,924	$212,683	$189,673

GAAP Gross profit	$60,244	$55,310	$167,586	$148,022
Deferred revenue fair value adjustment	10	209	123	1,205
Shared-based compensation expense (1)	56	78	237	247
Amortization of acquired intangible assets (2)	995	995	2,985	2,985
Non-GAAP Gross profit	$61,305	$56,592	$170,931	$152,459

GAAP Income from operations	$16,245	$13,836	$41,112	$34,367
Deferred revenue fair value adjustment	10	209	123	1,205
Shared-based compensation expense (1)	1,460	1,207	4,139	3,774
Amortization of acquired intangible assets (2)	1,471	1,485	4,415	4,456
Business development expense (3)	623	-	623	-
Non-GAAP Income from operations	$19,809	$16,737	$50,412	$43,802

GAAP Net income	$11,101	$8,541	$26,494	$20,864
Deferred revenue fair value adjustment	10	209	123	1,205
Shared-based compensation expense (1)	1,460	1,207	4,139	3,774
Amortization of acquired intangible assets (2)	1,471	1,485	4,415	4,456
Business development expense (3)	623	-	623	-
Income tax adjustments (4)	(1,354)	(1,102)	(3,534)	(3,585)
Non-GAAP Net income	$13,311	$10,340	$32,260	$26,714

GAAP Diluted Net income per share	$0.26	$0.20	$0.62	$0.50
Share impact of non-GAAP adjustments identified above	0.05	0.05	0.13	0.14
Non-GAAP Diluted net income per share	$0.31	$0.25	$0.75	$0.64

Shares used in computing non-GAAP diluted net income per share	43,173	42,041	42,836	41,657

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$34	$27	$85	$84
Cost of service revenue	22	51	152	163
Research and development	368	291	1,009	911
Sales and marketing	551	493	1,623	1,594
General and administrative	485	345	1,270	1,022
Total share-based compensation expense	$1,460	$1,207	$4,139	$3,774

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$995	$995	$2,985	$2,985
Operating expenses	476	490	1,430	1,471
Total amortization expense	$1,471	$1,485	$4,415	$4,456

(3)Business development expense included in these amounts
is as follows:
General and administrative	$623	$-	$623	$-
Total business development expense	$623	$-	$623	$-

(4)Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Reconciliation of Current GAAP to Historical GAAP and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

GAAP Revenue	$76,336	$70,715	$212,560	$188,468
Product revenue impact of accounting change	(166)	-	(362)	-
Service revenue impact of accounting change	18	-	11	-
Historical GAAP Revenue	76,188	70,715	212,209	188,468

Product deferred revenue fair value adjustment	-	13	-	31
Service deferred revenue fair value adjustment	10	196	123	1,174
Historical non-GAAP Revenue	$76,198	$70,924	$212,332	$189,673

GAAP Gross profit	$60,244	$55,310	$167,586	$148,022
Revenue impact of accounting change	(148)	-	(351)	-
Historical GAAP Gross profit	60,096	55,310	167,235	148,022

Deferred revenue fair value adjustment	10	209	123	1,205
Shared-based compensation expense (1)	56	78	237	247
Amortization of acquired intangible assets (2)	995	995	2,985	2,985
Historical non-GAAP Gross profit	$61,157	$56,592	$170,580	$152,459

GAAP Income from operations	$16,245	$13,836	$41,112	$34,367
Revenue impact of accounting change	(148)	-	(351)	-
Historical GAAP Income from operations	16,097	13,836	40,761	34,367

Deferred revenue fair value adjustment	10	209	123	1,205
Shared-based compensation expense (1)	1,460	1,207	4,139	3,774
Amortization of acquired intangible assets (2)	1,471	1,485	4,415	4,456
Business development expense (3)	623	-	623	-
Historical non-GAAP Income from operations	$19,661	$16,737	$50,061	$43,802

GAAP Net income	$11,101	$8,541	$26,494	$20,864
Revenue impact of accounting change	(148)	-	(351)	-
Income tax adjustments (4)	56	-	133	-
Historical GAAP Net income	11,009	8,541	26,276	20,864

Deferred revenue fair value adjustment	10	209	123	1,205
Shared-based compensation expense (1)	1,460	1,207	4,139	3,774
Amortization of acquired intangible assets (2)	1,471	1,485	4,415	4,456
Business development expense (3)	623	-	623	-
Income tax adjustments (4)	(1,354)	(1,102)	(3,534)	(3,585)
Historical non-GAAP Net income	$13,219	$10,340	$32,042	$26,714

GAAP Diluted Net income per share	$0.26	$0.20	$0.62	$0.50
Share impact of accounting change identified above	-	-	-	-
Historical GAAP Diluted Net income per share	0.26	0.20	0.62	0.50

Share impact of non-GAAP adjustments identified above	0.05	0.05	0.13	0.14
Historical non-GAAP Diluted net income per share	$0.31	$0.25	$0.75	$0.64

Shares used in computing historical GAAP and non-GAAP diluted
net income per share	43,173	42,041	42,836	41,657

(1)Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$34	$27	$85	$84
Cost of service revenue	22	51	152	163
Research and development	368	291	1,009	911
Sales and marketing	551	493	1,623	1,594
General and administrative	485	345	1,270	1,022
Total share-based compensation expense	$1,460	$1,207	$4,139	$3,774

(2)Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of product revenue	$995	$995	$2,985	$2,985
Operating expenses	476	490	1,430	1,471
Total amortization expense	$1,471	$1,485	$4,415	$4,456

(3)Business development expense included in these amounts
is as follows:
General and administrative	$623	$-	$623	$-
Total business development expense	$623	$-	$623	$-

(4)Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 30,	March 31,
	2010	2010

Assets
Current assets:
Cash and cash equivalents	$121,482	$63,322
Marketable securities	64,407	69,875
Accounts receivable, net	56,792	65,556
Inventories	8,948	9,181
Prepaid income taxes	-	2,730
Deferred income taxes	2,614	2,698
Prepaid expenses and other current assets	4,800	5,422

Total current assets	259,043	218,784

Fixed assets, net	12,359	12,773
Goodwill	128,177	128,177
Acquired intangible assets, net	49,158	53,573
Deferred income taxes	29,670	30,062
Long-term marketable securities	24,341	37,354
Other assets	1,660	1,878
Total assets	$504,408	$482,601

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,521	$7,307
Accrued compensation	19,203	19,806
Accrued other	5,096	5,051
Income tax payable	1,652	-
Long-term debt, current portion	15,000	11,250
Deferred revenue	80,384	84,196

Total current liabilities	126,856	127,610

Other long-term liabilities	1,166	551
Accrued long-term retirement benefits	1,803	1,645
Long-term deferred revenue	13,980	17,846
Long-term debt, net of current portion	56,856	68,106
Total liabilities	200,661	215,758

Stockholders' equity:
Common stock	47	46
Additional paid-in capital	219,298	209,146
Accumulated other comprehensive loss	(1,112)	(1,817)
Treasury stock, at cost	(32,139)	(31,691)
Retained earnings	117,653	91,159

Total stockholders' equity	303,747	266,843

Total liabilities and stockholders' equity	$504,408	$482,601

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com